SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Green Dot Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No.:
3.	Filing Party:
4.	Date Filed:

April 10, 2013
Dear Stockholders:
You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Green Dot Corporation to be held on Wednesday, May 22, 2013 at 9:00 a.m. (Pacific Daylight Time) at the Courtyard Los Angeles Pasadena/Monrovia located at 700 W. Huntington Drive, Monrovia, California. Directions to the meeting appear on the back cover of the accompanying notice of annual meeting and proxy statement.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2013 Annual Meeting of Stockholders and 2012 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
We hope that you will be able to attend this year's Annual Meeting of Stockholders. There will be an opportunity for all stockholders present at the meeting to ask questions. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,
Steven W. Streit
Chairman, President and Chief Executive Officer

GREEN DOT CORPORATION
3465 E. Foothill Blvd.
Pasadena, California 91107
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Green Dot Corporation will be held on Wednesday, May 22, 2013, at 9:00 a.m. (Pacific Daylight Time) at the Courtyard Los Angeles Pasadena/Monrovia located at 700 W. Huntington Drive, Monrovia, California.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect three Class III directors, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal.
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 2, 2013 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2427 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April 10, 2013

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

GREEN DOT CORPORATION
3465 E. Foothill Blvd.
Pasadena, California 91107
________________
PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS
________________
April 10, 2013
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of Green Dot Corporation's board of directors for use at Green Dot's 2013 Annual Meeting of Stockholders (the “meeting”) to be held on May 22, 2013, at 9:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof.

Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 12, 2013, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders' timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Questions and Answers About the Meeting
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Green Dot and respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on two proposals. The proposals are:

1.
The election to the board of directors of the three Class III directors named in this proxy statement, each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal; and

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013.
Could other matters be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the board of directors will have the discretion to vote on those matters for you.
What is the recommendation of the board of directors on each of the proposals scheduled to be voted on at the meeting?
The board of directors recommends that you vote FOR each of the Class III directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2013 fiscal year (Proposal 2).

Who can vote at the meeting?
Stockholders as of the record date for the meeting, April 2, 2013, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 32,156,190 shares of Green Dot Class A common stock and 3,917,906 shares of Green Dot Class B common stock. However, not all of these shares may be voted; due to a provision in our certificate of incorporation that limits certain stockholders from voting shares representing more than 14.9% of the voting power represented by the outstanding shares of our Class A and Class B common stock, the voting power of our Chairman, President and Chief Executive Officer has been reduced to 14.9%, causing an increase in the voting power of all of our other stockholders. See also “Security Ownership of Certain Beneficial Owners and Management.”
Stockholder of Record: Shares Registered in Your Name
If on April 2, 2013 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on April 2, 2013 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
How do I vote?
If you are a stockholder of record, you may:

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote by telephone or through the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2013. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting.  If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “For” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on you may vote “For” or “Against” or “Abstain” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.
What shares can I vote?
Each share of Green Dot Class A common stock and Class B common stock issued and outstanding as of the close of business on April 2, 2013 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 2, 2013, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On April 2, 2013 we had 36,074,096 shares of common stock issued and outstanding, consisting of 32,156,190 shares of Class A common stock and 3,917,906 shares of Class B common stock.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 2, 2013, and each holder of shares of Class B common stock is entitled to ten votes for each share of Class B common stock held as of April 2, 2013. The Class A common stock and Class B common stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
 Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that under a recent rule change, if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1.  Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or all nominees or “WITHHOLD” your vote with respect to one or more nominees.

•	Proposal No. 2. Approval of Proposal No. 2 will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.
A former executive, Mark T. Troughton, held approximately 9% of the voting power represented by the outstanding shares of Class A common stock and Class B common stock outstanding as of the record date, and has agreed to vote all shares he owns as of the date of the meeting, if any, in accordance with the recommendation of the board of directors on all matters, including the election of directors.
What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the meeting and posted on our website at http://ir.greendot.com/. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com/, by clicking on “Corporate Governance Guidelines,” under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.
Board Leadership Structure
Our board of directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. This flexibility permits our board of directors to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances.
Our board of directors believes that we and our stockholders currently are best served by having Steven W. Streit serve as Chairman as well as Chief Executive Officer. By combining these positions, Mr. Streit serves as a bridge between the board of directors and the operating organization and, with his historical knowledge and operational expertise, provides critical leadership for the strategic initiatives and challenges of the future.
During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Kenneth C. Aldrich currently serves as the Lead Independent Director.
The position and role of the Lead Independent Director is intended to facilitate communication between the board of directors and the Chairman and Chief Executive Officer and other members of management. The Lead Independent Director has the following duties:

•	To organize, convene and preside over executive sessions of the non-management and independent directors and promptly communicate approved messages and directives to the Chairman;

•	To preside at all meetings of the board of directors at which the Chairman is not available;

•	To collect and communicate to the Chairman the views and recommendations of the independent directors, relating to his or her performance; and

•	To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.
The board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.
Our Board of Directors' Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks.
Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews strategic, financial and execution risks and exposures and regulatory exposures and other current matters that may present material risk to the company. The audit committee also oversees our internal audit function and discusses with management and our independent registered public accounting firm our policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee receives periodic reports from our Chief Risk Officer on our enterprise risk management program.

The compensation committee reviews risks and exposures associated with leadership assessment, management succession planning, and executive compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee reviews risks and exposures relating to significant legal compliance risks and also monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.
Independence of Directors
Our board of directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit and Samuel Altman who are also officers of the company) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors (other than Mr. Moritz) and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our board of directors has determined that the following director nominees and members of our board of directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Ross E. Kendell
Timothy R. Greenleaf	Michael J. Moritz
Virginia L. Hanna	William H. Ott, Jr.
All members of our audit committee, compensation committee, nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Principles. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.greendot.com/. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Greenleaf, who is the chair of the audit committee, and Ms. Hanna and Mr. Ott. The composition of our audit committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NYSE listing standards. In addition, our board of directors has determined that Mr. Greenleaf is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience in the areas of venture capital and private equity investment (including strategic financial analysis), finance and business generally. Pursuant to its charter, our audit committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the audit committee report that the SEC requires in our annual proxy statement.
Compensation Committee
Our compensation committee is comprised of Mr. Ott, who is the chair of the compensation committee, and Messrs. Aldrich, Greenleaf and Moritz. The composition of our compensation committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter our compensation committee, among other things:

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
During 2012, in accordance with the provisions of its charter, our compensation committee reviewed and made recommendations to the board of directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in the “Executive Compensation-Compensation Discussion and Analysis” below. Our compensation committee periodically reviews the market practice for non-employee directors for companies in our peer group in consultation with Barney & Barney LLC (“Barney & Barney”), its independent compensation consultant.
Under its charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, our compensation committee retained an independent compensation consultant, Barney & Barney, to provide advice and ongoing recommendations on executive compensation matters for 2013. Our compensation committee oversees Barney & Barney's engagement and any other consultants it engages in addition to or in replacement of Barney & Barney. Barney & Barney representatives meet informally with the chair of our compensation committee and regularly with our compensation committee during its regular meetings, including in executive sessions from time to time without any members of management present. Barney & Barney works directly with our compensation committee (and not on behalf of management) to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee's approval. Based in part on policies and procedures implemented by Barney & Barney to ensure its ability to provide objective third-party advice on executive compensation matters, our compensation committee believes that Barney & Barney is free of conflicts of interest. For additional description of our compensation committee's processes and procedures for consideration and determination of executive officer compensation, see the “Executive Compensation-Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Mr. Aldrich, who is the chair of the nominating and corporate governance committee and Messrs. Kendell, Moritz and Ott. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our nominating and corporate governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and its committees;

•	oversees the evaluation of the performance of our board of directors and its committees and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our board of directors concerning our corporate governance guidelines and other corporate governance matters.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Lead Independent Director, currently Mr. Aldrich, is the presiding director at these meetings.
Board and Committee Meetings and Attendance
The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2012, the board of directors met seven times, including telephonic meetings, the audit committee held nine meetings, the compensation committee held five meetings and the nominating and corporate governance committee held two meetings. During 2012, only one director, Mr. Moritz, attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of our directors attended our 2012 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-employee members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.
The address for these communications is:
Corporate Secretary
Green Dot Corporation
3465 East Foothill Blvd.
Pasadena, CA 91107
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines, and charters of the board of directors' committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition.  Through the nomination process, the nominating and corporate governance committee seeks to promote board of directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness.  The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2014 and 2015, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class III nominees named below, each of whom is currently serving as one of the directors in Class III, be elected as a Class III director for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.
Nominees to the Board of Directors
The nominees, and their ages, occupations and length of board service as of March 31, 2013, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Steven W. Streit	51	Chairman, President and Chief Executive Officer, Green Dot Corporation	October 1999
Timothy R. Greenleaf (2)(3)	56	Managing Director, Fairmont Capital, Inc.	January 2001
Michael J. Moritz (1)(2)	58	Managing Member, Sequoia Capital	February 2003
_____________
(1)Member of the Nominating and Corporate Governance Committee
(2)Member of the Compensation Committee
(3)Member of the Audit Committee
Steven W. Streit is our founder, and has served as our President and a director since October 1999, our Chief Executive Officer since January 2001 and our Chairman since February 2010. He also served as our Secretary from October 1999 to April 2000 and as our Treasurer from October 1999 to April 2004. From 1983 to 1999, Mr. Streit worked in the radio broadcasting industry, including serving as a Vice President of Programming at AMFM, a publicly-traded radio broadcast group. We believe Mr. Streit should serve as our Chairman based on the perspective and experience he brings to our board of directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our board of directors.
Timothy R. Greenleaf has been the Managing Director of Fairmont Capital, Inc., a private equity firm with a focus on investments in middle-market consumer-related businesses, since January 1999. Previously, Mr. Greenleaf was a partner at the law firm of Fulbright & Jaworski L.L.P., specializing in mergers and acquisitions, and tax and corporate structuring. Mr. Greenleaf has served on a number of other boards of directors, including Fairmont Capital, Garden Fresh Restaurant Corp. (Souplantation) and Shari's Management Corp. Mr. Greenleaf holds a dual B.A. in administrative studies and political science from the University of California at Riverside, a J.D. from Loyola Law School and an L.L.M. in taxation from New York University Law School. We believe Mr. Greenleaf should serve as a member of our board of directors based on his experience as a private equity investor, tax attorney and financial advisor, the leadership qualities he brings to our audit committee and the perspective he adds to our board of directors from his service on the boards of directors of other companies.
Michael J. Moritz has been a Managing Member of Sequoia Capital since 1986. Mr. Moritz has served on the board of directors of LinkedIn Corporation, an online professional networking company, since January 2011. He has previously served as a director of a variety of companies, including Flextronics Ltd., Google Inc., PayPal, Inc., Red Envelope, Inc., Saba Software, Inc., Yahoo! Inc. and Zappos.com, Inc. Mr. Moritz holds an M.A. in modern history from Christ Church, Oxford. We believe Mr. Moritz should serve as a member of our board of directors based on the important perspective he brings to our board of directors from his over 25 years of experience in the venture capital industry, providing guidance and counsel to a wide variety of companies, and service on the boards of directors of a range of consumer- or retail-oriented, private and publicly-held companies.
Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2013, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
Ross E. Kendell (1)	78	Retired, Former President and Chief Executive Officer, KeyBank of Utah	June 2011
William H. Ott, Jr. (1)(2)(3)	60	President, PEAC Ventures, Inc.	January 2010
Samuel Altman	27	Executive Vice President of Mobile Products and Technology	March 2013
Class II Directors:
Kenneth C. Aldrich* (1)(2)	74	President, The Aldrich Company	January 2001
Virginia L. Hanna (3)	62	President and Chief Executive Officer, Hanna Capital Management, Inc.	April 2002
_____________
*    Lead Independent Director
(1)Member of the Nominating and Corporate Governance Committee
(2)Member of the Compensation Committee
(3)Member of the Audit Committee
Ross E. Kendell retired in 1995 after a thirty-five-year career with KeyBank of Utah (and its predecessor, Commercial Security Bank (“CSB”)), where he served as director, President and Chief Executive Officer from 1989 to 1995. Mr. Kendell served as an officer of Commercial Security Bancorporation (“CS Bancorp”), a bank holding company, from 1972 to 1987 and as a member of the board of directors and on the Executive Committee of CSB and CS Bancorp from 1983 to 1987. From 2005 to 2009, Mr. Kendell served as a director of the DaimlerChrysler Bank (US), in application, Utah Industrial Bank (which later became Chrysler Financial Bank). Mr. Kendell previously served as Utah State Director of the Bank Administration Institute, Chairman and Director of the Utah Bankers Association, and was a member of the American Bankers Association's Government Relations Council. Mr. Kendell holds a BS in accounting from Utah State University and is a 1963 graduate of The NABAC School for Bank Audit and Control (later the BAI School for Bank Administration) at the University of Wisconsin-Madison. We believe Mr. Kendell should serve as a member of our board of directors based on his commercial and community bank leadership experience, including serving in the positions described above, his expertise in handling bank regulatory oversight and examination matters on behalf of community banks, and the perspective he would bring to our board of directors from holding positions in state and national bank associations or organizations.
William H. Ott, Jr. has served as the President of PEAC Ventures, Inc., a corporate advisory and consulting firm, since 2003. From 2002 to 2003, Mr. Ott served as the Chief Operating Officer of Visa U.S.A. Inc. From 1998 to 2002, Mr. Ott served as Group Executive in charge of retail, small business, card services, mortgage and consumer banking, as well as marketing, advertising and operations, for St. George Bank, a commercial bank based in Sydney, Australia. He serves as an advisor to the Ethics and Compliance Officer Association. Mr. Ott previously served as Chairman of E*TRADE Bank, as a director of CashCard Australia and as a director of Virtual Communities, Inc. Mr. Ott holds a B.A. in English from San Jose State University and an M.B.A. from Santa Clara University. We believe Mr. Ott should serve as a member of our board of directors based on his experience in senior management roles at large publicly-held domestic, global and international banking companies and at card and retail payments companies, including serving in the positions described above, and the perspective he brings to our board of directors from his experiences as a business consultant and his service on the boards of directors of other companies.
Samuel Altman has served as Executive Vice President, Mobile Products and Technology since November 2012. He served as our Senior Vice President, Interactive, from March 2012 to November 2012 and also as our Chief Technology Officer from July 2012 to November 2012. Prior to joining Green Dot, he co-founded Loopt, Inc., a provider of mobile location-based services, in 2005 and served as its Chief Executive Officer until it was acquired by us in March 2012. Since April 2012, Mr. Altman has been a General Partner of Hydrazine Capital, an early-stage venture capital firm.  Mr. Altman has also served as a part-time partner at Y Combinator, a provider of seed financing for Silicon Valley startups, since March 2011. We believe Mr. Altman should serve as a member of our board of directors based on the perspective he brings as an entrepreneur in the mobile technology industry and from his involvement with companies that are implementing rapid technological changes.
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich has also served on the board of directors of WaveTec Vision Systems, Inc. since January 1999. Mr. Aldrich previously served on the board of directors of Encode Bio, Inc., Convergent Investors LLC and MakeItWork, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our board of directors based on his extensive corporate management experience, including serving as the chief executive officer of a publicly held company and the chief financial officer of another publicly-held company, and his experience with the organizational challenges involved with becoming a publicly-held company.
Virginia L. Hanna has served as the President and Chief Executive Officer of Hanna Capital Management, Inc., a business management firm, since March 1998, as a Managing Member of Hanna Ventures, LLC, a venture capital firm, since April 1999, as CEO, President and Managing Member of Hanna Energy, LLC, an energy consulting firm, since December 2009, and as Managing Member of Hanna Properties II, LLC, a real estate management firm, since December 2011. From 1996 to April 1997, Ms. Hanna was Treasurer and Director of Investor Relations at Intuit Inc., a consumer and small business financial software company. Ms. Hanna served as the Vice President and Treasurer of The Vons Companies, Inc., a supermarket retailer, from 1985 to 1995. Ms. Hanna holds a B.A. in liberal arts from the University of Illinois and an M.B.A. in finance from DePaul University. We believe Ms. Hanna should serve as a member of our board of directors based on her experience as a financial executive at two consumer-focused, publicly-held companies during the period from 1985 to 1997, which provides our board of directors with insights into the areas of corporate finance, cash management and investor relations, and the perspective she brings from her involvement with retailer deployment of card-based payment systems and the design and implementation of electronic point of sale transaction systems in retail environments.
There are no familial relationships among our directors and officers.
Director Compensation
The following table provides information for the year ended December 31, 2012 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2012.

Director Compensation - 2012
Name (1)	Fees Earned or Paid in Cash ($)(2)		Stock Awards ($)(3)	Option Awards ($)(4)	Total ($)
Kenneth C. Aldrich	111,750	(5)	29,985	74,527	216,262
Timothy R. Greenleaf	126,750		29,985	74,527	231,262
Virginia L. Hanna	120,625		29,985	74,527	225,137
Ross E. Kendell	86,667		29,985	74,527	191,179
Michael J. Moritz	—		—	—	—
William H. Ott, Jr.	139,875		29,985	74,527	244,387
_____________

(1)
Samuel Altman, a director since March 2013, is an officer of our company (other than an executive officer). Mr. Altman did not receive any compensation for services provided as a director in 2012. During 2012, he earned a salary and bonus of $155,769 and $17,535, respectively, and was awarded stock options with an the aggregate full grant date fair value of $1,089,525 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Mr. Altman also received a total of $4.85 million in retention-based and performance-based payments in connection with our acquisition of Loopt, Inc. For a further description of his compensation arrangement, see “Transactions with Related Parties, Founders and Control Persons” below.

(2)
Non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received an annual retainer fee of $30,000 plus an additional annual fee of $12,500 (audit committee), $5,000 (compensation committee) or $3,000 (nominating and corporate governance committee) for membership on each committee. The chair of each committee receives an additional annual fee of $25,000 (audit committee), $10,000 (compensation committee) or $5,000 (nominating and corporate governance committee). Mr. Greenleaf also received compensation of $35,000, Ms. Hanna and Mr. Ott also each received compensation of $30,000, and Mr. Kendell also received compensation of $27,667 for their service as directors or committee members of our subsidiary bank. In addition, in December 2012, Ms. Hanna and Messrs. Aldrich and Ott received compensation of $15,000, $40,000 and $20,000, respectively, in recognition of the extraordinary level of their service as directors or committee members in the second half of 2012.

(3)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested restricted stock unit awards held by each non-employee director as of December 31, 2012, see the column “Unvested Restricted Stock Units” in the table below.

(4)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2012, see the column “Stock Options Outstanding” in the table below.

low.

(5)	Mr. Aldrich received an additional annual fee in the amount of $5,000 for his role as Lead Independent Director.
Our non-employee directors held the following number of stock options and restricted stock units as of December 31, 2012.

Name	Stock Options Outstanding	Unvested Restricted Stock Units
Kenneth C. Aldrich	12,304	1,385
Timothy R. Greenleaf	12,304	1,385
Virginia L. Hanna	12,304	1,385
Ross E. Kendell	18,395	1,385
Michael J. Moritz	—	—
William H. Ott, Jr.	29,304	1,385
Annual and Meeting Fees. During 2012, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received the following cash compensation:

•	$30,000 annual cash retainer

•	$25,000 annual fee for chairing our audit committee and $12,500 for serving as a non-chair member of our audit committee

•	$10,000 annual fee for chairing our compensation committee and $5,000 for serving as a non-chair member of our compensation committee

•	$5,000 annual fee for chairing our nominating and corporate governance committee and $3,000 for serving as a non-chair member of our nominating and corporate governance committee

•	$5,000 annual fee for the Lead Independent Director
In December 2012, our compensation committee recommended and our board of directors approved modifications to the cash compensation arrangements for non-employee directors. For 2013, non-employee directors will receive the following cash compensation:

•	$70,000 annual cash retainer

•	$25,000 annual fee for chairing our audit committee and $12,500 for serving as a non-chair member of our audit committee

•	$20,000 annual fee for chairing our compensation committee and $7,000 for serving as a non-chair member of our compensation committee

•	$15,000 annual fee for chairing our nominating and corporate governance committee and $5,000 for serving as a non-chair member of our nominating and corporate governance committee

•	$25,000 annual fee for the Lead Independent Director

We also compensated any non-employee director who served on the board of directors, audit committee, or effective April 1, 2012, credit committee of our subsidiary bank. The annual retainer fee for board service is $25,000, the additional annual retainer fee for audit committee service is $10,000 for the chair of the audit committee and $5,000 for each of the audit committee's other members, and the additional annual retainer fee for credit committee service is $4,000.
In addition, in December 2012, our compensation committee recommended and the board of directors approved one-time payments of $15,000, $40,000 and $20,000 to Ms. Hanna and Messrs. Aldrich and Ott, respectively, in recognition of the extraordinary level of their service as directors or committee members in the second half of 2012.
We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.
Annual Equity Awards. Each non-employee member of the board of directors receives annual awards under our 2010 Equity Incentive Plan of stock options and restricted stock units having a fair market value on the grant date equal to a pre-determined dollar value equal to $75,000 and $30,000, respectively. These awards are granted at each annual meeting of stockholders and either will vest over one year or will be fully-vested and immediately-exercisable at the annual meeting of stockholders following the grant. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and restricted stock unit awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our board of directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our compensation committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between management and non-management participants.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for fiscal year ending December 31, 2013. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our audit committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the years ended December 31, 2012, 2011, and 2010. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from the independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2012 and 2011. Our audit committee has determined that Ernst & Young LLP's provisioning of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2012 and 2011 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2012	2011
Audit fees(1)	$1,049,995	$988,000
Audit related fees(2)	500,470	252,760
Tax fees(3)	354,866	293,341
All other fees	—	—
Total fees	$1,905,331	$1,534,101

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)
“Audit related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees also include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2013, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, and Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107.
Percentage ownership of our Class A common stock and Class B common stock is based on 32,156,190 shares of our Class A common stock and 3,917,906 shares of our Class B common stock outstanding on March 31, 2013. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class B common stock are convertible into shares of our Class A common stock at the discretion of the holder on a one-for-one basis. Shares of our Class A common stock or Class B common stock subject to options or restricted stock units that are currently exercisable or exercisable or settleable within 60 days of March 31, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock vote together as a single class on all matters submitted to a vote of stockholders, subject to certain exceptions or unless otherwise required by law. For the purpose of computing the percentage of total voting power, each share of Class B common stock is deemed not to have been converted into a share of Class A common stock, and thus to have ten votes per share, and the number of outstanding shares of Class A common stock and Class B common stock is reduced by the number of shares that may not be voted by stockholders who are subject to a voting limitation contained in our certificate of incorporation.

	Class A		Class B		% of
Name and Address of Beneficial Owner	Common Stock		Common Stock		Total Voting
	Shares	%	Shares	%	Power

Directors and Named Executive Officers
Steve W. Streit (1)	722,885	2.2%	3,735,896	74.7%	14.9%	††
John L. Keatley (2)	75,630	*	546,314	12.3%	9.2%
Mark T. Troughton (3)†	724,887	2.3%	443,133	10.2%	8.7%
John C. Ricci (4)	11,299	*	470,886	10.8%	8.0%
Timothy R. Greenleaf (5)	14,526	*	425,274	10.9%	7.8%
Virginia L. Hanna (6)	14,526	*	379,652	9.7%	7.0%
Michael J. Moritz (7)	3,245,007	10.1%	—	—	5.9%
Konstantinos Sgoutas (8)	68,823	*	24,144	*	*
Kenneth C. Aldrich (9)	282,442	*	—	—	*
William H. Ott, Jr (10)	14,526	*	17,000	*	*
Lewis B. Goodwin (11)	1,522	*	17,187	*	*
Ross E. Kendell (12)	16,780	*	4,500	*	*
Samuel Altman (13)	17,404	*	—	—	—
William D. Sowell (14)†	2,152	*	—	—	—
All directors and executive officers as a group (12 persons)	4,485,370	13.9%	5,620,853	93.1%	50.9%

5% Stockholders
Sequoia Capital (15)	3,226,694	10.0%	—	—	5.9%
FMR LLC (16)	3,025,000	9.4%	—	—	5.5%
Wellcome Trust Limited (17)	2,000,000	6.2%	—	—	3.7%
Wal-Mart Stores Inc (18)	1,919,121	6.0%	—	—	3.5%
Opus Capital Group LLC (19)	1,731,256	5.4%	—	—	3.2%
_____________

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

†	Ceased serving as an executive officer in 2012.

††
Reflects impact of a voting limitation contained in our certificate of incorporation, which impacts holders of more than 24.9% of the voting power represented by the outstanding shares of Class A common stock and Class B common stock.

(1)
Represents 24,479 shares of Class A common stock subject to options held by Mr. Streit that are exercisable within 60 days of March 31, 2013, 388 shares of Class A common stock held by his father, 644,591 shares of Class A common stock held by the Steven W. Streit Family Trust DTD 9/30/2005, 36,828 shares of Class A common stock owned by the Streit 2012 GRAT A DTD 02/07/2012 and 1,842 shares of Class A common stock held by the Steven W. Streit 2012 GRAT B DTD 02/07/2012, for each of which trusts Mr. Streit is the trustee, 14,757 shares of Class A common stock and 11,000 shares of Class B common stock held by his dependent children, 2,638,294 shares of Class B common stock held by the Steven W. Streit Family Trust DTD 9/30/2005 and 1,086,602 shares of Class B common stock subject to options held by Mr. Streit that are exercisable within 60 days of March 31, 2013.

(2)
Represents 7,812 shares of Class A common stock subject to options held by Mr. Keatley that are exercisable within 60 days of March 31, 2013, 61,218 shares of Class A common stock held by Mr. Keatley, 6,600 shares of Class A common stock held by his minor daughters, 34,538 shares of Class B common stock held by Mr. Keatley and 511,776 shares of Class B common stock subject to options held by Mr. Keatley that are exercisable within 60 days of March 31, 2013.

(3)
Represents 24,000 shares of Class A common stock subject to options held by Mr. Troughton that are exercisable within 60 days of March 31, 2013, 68,617 shares of Class A common stock held by Mr. Troughton's wife, 632,270 shares of Class A common stock held by Mr. Troughton and 443,133 shares of Class B common stock subject to options held by Mr. Troughton that are exercisable within 60 days of March 31, 2013.

(4)
Represents 4,687 shares of Class A common stock subject to options held by Mr. Ricci that are exercisable within 60 days of March 31, 2013, 6,612 shares of Class A common stock held by Mr. Ricci, 4,460 shares of Class B common stock held by his minor children, 9,700 shares of Class B common stock held by Mr. Ricci and 456,726 shares of Class B common stock subject to options held by Mr. Ricci that are exercisable within 60 days of March 31, 2013.

(5)
Represents 13,689 shares of Class A common stock subject to options and restricted stock units held by Mr. Greenleaf that are exercisable and vested within 60 days of March 31, 2013, 837 shares of Class A common stock held by Mr. Greenleaf, 419,954 shares of Class B common stock held by the Greenleaf Family Trust DTD May 16, 1999, of which Mr. Greenleaf is the trustee, and 5,320 shares of Class B common stock held by Mr. Greenleaf.

(6)
Represents13,689 shares of Class A common stock subject to options and restricted stock units held by Ms. Hanna that are exercisable and vested within 60 days of March 31, 2013, 837 shares of Class A common stock held by Ms. Hanna, 344,288 shares of Class B common stock held by the David William Hanna Trust DTD October 30, 1989, 3,383 shares of Class B common stock held by Tim J. Morgan, Trustee of the David W. Hanna Children's Trust DTD 6/5/2008 and 31,981 shares of Class B common stock held by the Virginia L. Hanna Trust DTD August 16, 2001. Ms. Hanna, one of our directors, disclaims beneficial ownership of the shares held by the David William Hanna Trust DTD October 30, 1989 and the shares held by Tim J. Morgan, Trustee of the David W. Hanna Children's Trust DTD 6/5/2008 except to the extent of her pecuniary interest therein and 4,484 shares of Class A common stock held by Ms. Hanna. The address of these trusts is c/o Hanna Capital Management, 43 Post, Irvine, California 92618.

(7)
Represents the shares listed in footnote (15) below, which are held by the Sequoia Capital, and 18,313 shares of Class A common stock owned by Mr. Moritz. As disclosed in footnote (15) below, Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, L.P., Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for Mr. Moritz and each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(8)
Represents 58,596 shares of Class A common stock subject to options held by Mr. Sgoutas that are exercisable within 60 days of March 31, 2013, 10,227 shares of Class A common stock held by Mr. Sgoutas and 24,144 shares of Class B common stock subject to options held by Mr. Sgoutas that are exercisable within 60 days of March 31, 2013.

(9)
Represents 13,689 shares of Class A common stock subject to options and restricted stock units held by Mr. Aldrich that are exercisable and vested within 60 days of March 31, 2013, 837 shares of Class A common stock held by Mr. Aldrich and 267,916 shares of Class A common stock held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner.

(10)
Represents 13,689 shares of Class A common stock subject to options and restricted stock units held by Mr. Ott that are exercisable and vested within 60 days of March 31, 2013, 837 shares of Class A common stock held by Mr. Ott and 17,000 shares of Class B common stock subject to options held by Mr. Ott that are exercisable within 60 days of March 31, 2013.

(11)
Represents 1,522 shares of Class A common stock held by Mr. Goodwin and 17,187 shares of Class B common stock subject to options held by Mr. Goodwin that are exercisable within 60 days of March 31, 2013.

(12)
Represents 15,280 shares of Class A common stock subject to options and restricted stock units held by Mr. Kendell that are exercisable and vested within 60 days of March 31, 2013, 1,500 shares of Class A common stock held by Mr. Kendell and 4,500 shares of Class B common stock subject to options held by Mr. Kendell that are exercisable within 60 days of March 31, 2013.

(13)
Represents 16,250 shares of Class A common stock subject to options held by Mr. Altman that are exercisable within 60 days of March 31, 2013 and 1,154 shares of Class A common stock held by Mr. Altman.

(14)	Represents 2,152 shares of Class A common stock held by Mr. Sowell as of March 31, 2013.

(15)
Represents 2,488,099 shares of Class A common stock owned by Sequoia Capital Franchise Fund, L.P. (which excludes 5,290 shares of the Green Dot's Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), which is non-voting and is convertible into one thousand shares of Green Dot's Class A common stock only in connection with transfers to unaffiliated third parties), 382,073 shares of Class A common stock owned by Sequoia Capital US Growth Fund IV, L.P. (which excludes 813 shares of the Green Dot's Series A Preferred Stock), 339,650 shares of Class A common stock owned by Sequoia Capital Franchise Partners (which excludes 721 shares of the Green Dot's Series A Preferred Stock), and 16,872 shares of Class A common stock owned by Sequoia Capital USGF Principals Fund IV, L.P. (which excludes 35 shares of the Green Dot's Series A Preferred Stock). SCFF Management, LLC is the sole general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. SCGF IV Management is the sole general partner of SCGF IV and SCGF IV PF.SCGF CP is general partner of SCGF IV MGMT. SCGF IV Management, LP is the mid-tier general partner and SCGF GenPar, Ltd. is the top tier general partner of Sequoia Capital US Growth Fund IV, LP and Sequoia Capital USGF Principals Fund IV, L.P. Mr. Moritz is a Managing Director of SCGF GenPar, Ltd., and he is a Managing Member of SCFF Management, LLC, SCGF IV Management, LP and a Class A Limited Partner of SCGF IV Management, LP. Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for Mr. Moritz and each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(16)
Based solely on the information set forth in a Schedule 13G filed by FMR LLC with the SEC on February 14, 2013. FMR LLC reported that, as of December 31, 2012, it had sole voting and dispositive power over 3,025,000 shares of Class A common stock. The principal business address of FMR LLC is 82 Devonshire St., Boston, Massachusetts 02109.

(17)
Based solely on the information set forth in a Schedule 13G/A filed by The Wellcome Trust Limited, as trustee of The Wellcome Trust with the SEC on February 1, 2013. The Wellcome Trust reported that, as of December 31, 2012, it had sole voting and dispositive power over 2,000,000 shares of Class A common stock. The principal business address of The Wellcome Trust is 215 Euston Road, London NW1 2BE, United Kingdom.

(18)
Our right to repurchase these shares had lapsed as to 1,288,350 of these shares as of March 31, 2013 and lapses with respect to an additional 36,810 shares per month through May 2015. Based solely on the information set forth in a Schedule 13G/A filed by Wal-Mart Stores, Inc. with the SEC on February 14, 2013. Wal-Mart Stores, Inc. reported that, as of December 31, 2012, it had sole voting and dispositive power over 888,489 shares of Class A common stock. The principal business address of Wal-Mart Stores, Inc. is 702 Southwest Eighth Street, Bentonville, Arkansas 72716.

(19)
Based solely on the information set forth in a Form 13F-HR filed by Opus Capital Group, LLC with the SEC on January 31, 2013. Opus Capital Group, LLC reported that, as of December 31, 2012, it had sole voting and dispositive power over 1,731,256 shares of Class A common stock. The principal business address of Opus Capital Group, LLC is 1 West Fourth Street, 25th Floor, Cincinnati, Ohio 45202.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2013, and their positions are shown below.

Name	Age	Position
Steven W. Streit	51	Chairman, President and Chief Executive Office
John L. Keatley	39	Chief Financial Officer
Konstantinos Sgoutas	40	Chief Revenue Officer
John C. Ricci	47	General Counsel and Secretary
Lewis Goodwin	55	President and Chief Executive Officer, Green Dot Bank
For information regarding Mr. Streit, please refer to Proposal No. 1, “Election of Directors,” above.
John L. Keatley has served as our Chief Financial Officer since October 2006. From May 2005 to October 2006, he served as our Vice President, Finance, and from August 2004 to May 2005, he served as our Director, Financial Planning & Analysis. Prior to joining Green Dot, Mr. Keatley served in various positions at McKinsey & Company, a management consulting firm, from October 2001 to July 2004, most recently as Engagement Manager. Mr. Keatley holds an A.B. in physics from Princeton University and an M.B.A. from Harvard Business School.
Konstantinos Sgoutas has served as our Chief Revenue Officer since March 2012. He served as our Chief Product Officer and Executive Vice President, Non-Retail Customer Acquisition, from January 2012 to February 2012. From January 2008 to January 2012, he served as our General Manager, Private Label, from January 2007 to January 2008, he served as our General Manager in the Retail Cards Business Unit and from June 2005 to January 2007, he served as our Director in Product Management. Prior to joining Green Dot, Mr. Sgoutas served as Chief Operating Officer and Vice President of Business Development at Synthean, Inc., a enterprise software services company, from January 2001 to December 2004. From 1995 to 1998, Mr. Sgoutas served as consultant at SH&E, a transportation consulting company now part of ICF International, Inc.. Mr. Sgoutas holds a B.Eng in aeronautical engineering from Imperial College London, a Masters in technology/policy and a Masters in transportation from the Massachusetts Institute of Technology, and an M.B.A. from Stanford University.
John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.
Lewis Goodwin has served as President and Chief Executive Officer of our subsidiary, Green Dot Bank, since December 2011. From December 2009 to December 2011, he served as our Senior Vice President, Banking Relations. Prior to joining Green Dot, he served as Chief Executive Officer for Chrysler Financial Bank - in application, a financial services firm from September 2008 to September 2009. He served as Chief Financial Officer at DaimlerChrysler Bank, in application, a financial services company, from June 2005 to August 2008. During this period, he also served as Vice President, Bank Development at DaimlerChrysler Financial Services, a financial services company. He served as Chief Financial Officer at Toyota Financial Savings Bank, a Nevada Thrift company, from May 2003 to June 2005. He served as Senior Vice President and Chief Financial Officer of Medallion Bank, a Utah Industrial Bank, from September 2002 to June 2003. He served as Providian Bank, Utah Vice President Accounting and Finance, a Utah Industrial Bank, from January 1996 to January 2003. He served as Senior Vice President Controller at West One Bank, Utah, a financial services company, from June 1984 to December 1996.  Mr. Goodwin received a B.S. degree in finance and a B.S. degree in accounting from the University of Utah.  Mr. Goodwin is a licensed Certified Public Accountant in Utah since 1984.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion describes and analyzes our compensation program for the seven current or former executive officers who are identified in the “Summary Compensation Table” below (our “named executive officers”). For 2012, our named executive officers were:

•	Steven W. Streit, Chairman, President and Chief Executive Officer, or CEO;

•	John L. Keatley, Chief Financial Officer;

•	Konstantinos Sgoutas, Chief Revenue Officer;

•	John C. Ricci, General Counsel and Secretary;

•	Lewis Goodwin, Chief Executive Officer, Green Dot Bank;

•	William D. Sowell, former Chief Operating Officer; and

•	Mark T. Troughton, former President, Cards and Network.
Compensation Philosophy and Objectives
Our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	link compensation to company performance;

•	link specific cash-based elements of compensation to our near-term financial performance; and

•	align the interests of our executive officers and those of our stockholders by providing our executive officers with long-term incentives to increase stockholder value.
We have endeavored to create an executive compensation program that provides a mix of short-term and long-term payments and awards, cash payments and equity awards, and fixed and variable payments and awards that we believe appropriately motivates our executive officers. We view these components of compensation as related but distinct. In general, our compensation committee and our board of directors believe a significant portion of the value of total on-target compensation for each of our named executive officers should be in the form of performance-based compensation. In addition, our compensation committee and our board of directors strive to keep cash compensation at a competitive level while providing executive officers with the opportunity to be well rewarded through equity awards if our company performs well over time.
As discussed below, our compensation committee increased the amount of on-target short-term cash incentives as a percentage of the value of total on-target compensation (i.e., the sum of annual base salary, target annual variable cash incentive award value and grant date value of long-term, equity-based incentive awards) to further increase the degree to which the named executive officers' compensation was performance-based and to further increase the alignment of our executive compensation practices with those of the companies within our 2012 peer group. In 2012, our compensation committee continued with its plan, commenced in 2011, to increase short-term cash incentives relative to fixed cash compensation, extending its commitment to linking compensation to company performance by increasing the variable, performance-based compensation while continuing to target total on-target compensation with reference to the 50th percentile of the peer group. During 2012, the level of on-target incentive cash compensation, tied to the achievement of company performance goals, was targeted within a range of 50% to 100% of total cash compensation for our named executive officers, generally representing significant increases over the level established for 2011 (40%). Our compensation committee believed that this allocation between salary and incentive cash compensation encouraged our executive officers to take appropriate risks aimed at improving our company's financial success and creating long-term stockholder value, aligned our executive officers' short-term cash incentives more closely with the competitive practices of our 2012 peer group, and did not promote inappropriate risk taking. The amount and type of equity awards that were approved for 2012 reflected our compensation committee's desire to motivate performance of the executive officers and manage our burn rate and stockholder dilution.
From time to time, special business conditions may warrant additional compensation, such as housing and travel allowances, to attract, retain or motivate executive officers. Examples of these conditions include the need to recruit or retain individuals with specific or unique talents, and to recognize exceptional contributions. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Risk Considerations
We design our total compensation mix to encourage our executive officers to take appropriate risks aimed at improving our company's financial success and creating long-term stockholder value. We believe that the design and objectives of our executive compensation program provides an appropriate balance of incentives for executive officers and thereby discourages them from taking inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	A balanced mix of fixed versus variable payments and awards, and cash payments versus equity awards;

•	Alignment with the competitive practices reflected in the most relevant labor-market in which Green Dot competes;

•	Variable payments solely based on achieving the company performance goal of profit before tax and subject to our “clawback” right under certain circumstances;

•	A balanced mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix; and

•	Maximum award limits for annual incentive awards.
Our compensation committee has assessed our compensation philosophy and objectives and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
Compensation Decision Process
Our compensation committee oversees the compensation of our named executive officers and our executive compensation programs and initiatives. Our compensation committee typically reviews executive officer compensation, both base salary levels and the target levels for variable cash incentive awards, following the end of each fiscal year; however, for 2012, our compensation committee deferred its consideration of executive officer compensation levels until the second half of 2012, when it could conduct a formal benchmarking process using data obtained from peer company disclosures during the 2012 proxy season. In connection with this review, our compensation committee considers any input it may receive from our CEO (with respect to executive officers other than himself) in evaluating the performance of each executive officer and sets each executive officer's total target cash compensation for the current year based on this review and the other factors described below. We pay cash incentive awards under our incentive bonus plan, which is designed to compensate our named executive officers for their contribution to achieving financial goals contained in our company financial plan, as explained in further detail below. Authority to make equity award grants to our named executive officers currently rests with our compensation committee.
We have based most, if not all, of our prior compensation determinations, including those made for 2012, on a variety of factors, including our performance, our financial condition and available resources, individual performance, our need for a particular position to be filled and the recommendations of our CEO (other than with respect to his own compensation). As discussed under “-Compensation Surveys and Consultants” below, for 2012, the compensation committee engaged a compensation consultant and once again conducted a formal benchmarking process. In establishing compensation for executive officers other than our CEO, our compensation committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our named executive officers are typically made solely by our compensation committee. Our compensation committee did not take into account Mr. Troughton when establishing its executive compensation program for 2012 due to his resignation as an executive officer of our company in January 2012. For information about the compensation paid to Mr. Troughton in 2012 under his separation agreement, see “- Severance and Change of Control Agreements” below.
At our 2011 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our executive officers as described in the proxy statement for our 2011 annual meeting of stockholders, the so-called “say-on-pay” vote. Of the votes cast on the say-on-pay proposal, over 99% were voted in favor of our executive compensation. Our compensation committee reviewed and considered the result of the vote and concluded that it signified stockholder approval of the above-stated goals of our executive compensation and of our efforts to achieve those goals. In light of the result of the say-on-pay vote, our compensation committee took no action to change the executive compensation decisions made with respect to 2011 and in 2012 and 2013 it maintained the same general structure for executive compensation.

Compensation Surveys and Consultants
Our compensation committee retained Barney & Barney LLC (“Barney & Barney”), to help it establish industry compensation benchmarks and to assist our compensation committee in designing its executive compensation program for 2012. In this regard, our compensation committee engaged Barney & Barney to assist in the selection of an appropriate peer group for executive compensation benchmarking purposes and to provide its recommendations on competitive 2012 peer group pay practices.
For 2012, Barney & Barney compiled the following peer group of companies under the direction of our compensation committee. This group primarily consists of larger companies (or divisions of companies) in the U.S. payment processor industry that are viewed to be direct competitors for executive talent.

Alliance Data Systems, Inc.	Global Payments Inc.	Total System Services, Inc.
Capital One Financial Corporation	Heartland Payment Systems, Inc.	Visa Inc.
Discover Financial Services	MasterCard Incorporated	The Western Union Company
Euronet Worldwide, Inc.	MoneyGram International, Inc.	Wright Express Corporation
Global Cash Access, Inc.	Netspend Holdings, Inc.
The 2012 peer group also included a survey data peer group consisting of 75 similarly-sized technology companies with 2011 revenues ranging from $400 million to $1.0 billion.
The peer companies listed above (the “proxy peer group”) were the same as those included in our “primary proxy peer group” for 2011, with the exception of Capital One Financial Corporation and Discover Financial Services, which replaced Cardtronics, Inc. and Higher One, Inc. as companies listed within our proxy peer group. Our compensation committee made these changes on the basis that the new companies were more comparable to us in 2012 than the companies that they replaced as a result of our growth in 2011 and the evaluation of the relative financial performance and compensation structures of the companies reflected in their 2012 disclosures. For 2012, our compensation committee utilized a single survey data peer group because it believed use of an additional survey data peer group in 2011 did not meaningfully improve its ability to analyze competitive practices. The proxy peer group was used to inform our compensation committee of pay levels and practices most relevant for the labor market in which Green Dot competes. Our compensation committee supplemented its review of the proxy peer group data, which is limited to publicly-disclosed compensation information for typically the top five highest paid officers (“NEOs”) of the companies within the proxy peer group, with information from the survey data peer group because, among other reasons, compensation information for some executive officer or senior management comparisons was not available from every company within the peer group. The survey data peer group was primarily used to provide our compensation committee with information on pay levels and practices for NEOs plus many other positions at growth-oriented companies that would not be publicly-disclosed in SEC filings, as a means of accounting for Green Dot's stage of development relative to the companies in the proxy peer group.
In reviewing the competitive compensation information obtained from the 2012 peer group, our compensation committee, with the assistance of Barney & Barney, used various analytical methods to account for the size of Green Dot relative to the larger companies in the 2012 peer group. Benchmarks were established for certain of our executive officers with respect to the proxy peer group through regression analyses of total compensation paid to comparable executives at companies within the 50th percentile of proxy peer group, which were designed to account for larger size of the companies within that group relative to Green Dot. Due to the data limitations described above, our compensation committee did not establish benchmarks for our Chief Revenue Officer with respect to the proxy peer group. Because the companies in the survey data peer group are comparable in size to Green Dot, our compensation committee targeted total on-target compensation for named executive officers with reference to the 50th percentile of total compensation paid to comparable executives at companies within the survey data peer group. Our compensation committee believed that setting compensation with reference to the regressed proxy peer group benchmarks and the 50th percentile of the survey data peer group (the “reference level”) would appropriately balance its objectives of promoting retention, providing appropriate performance incentives and aligning executives' interests with those of our stockholders. Since the regressed proxy peer group benchmarks were materially consistent with the reference level, for purposes of simplifying the following discussion, references to the reference level include proxy peer group benchmarks.
Barney & Barney conducted a study to develop its recommendations on competitive 2012 peer group pay practices. Based on this study, Barney & Barney concluded that the on-target short-term cash incentives for our named executive officers were below the reference level for the 2012 peer group. Barney & Barney also determined that long-term equity award values and total on-target compensation for our named executive officers on average were both significantly below the reference level for the 2012 peer group. Our compensation committee's cash-based executive compensation decisions for 2012 were generally consistent with Barney & Barney's recommendations, although our compensation committee's decisions were not solely based on Barney & Barney's recommendations and, as discussed below, our compensation committee decided to target a lower level of long-term equity award values than was recommended by Barney & Barney.
Elements of Compensation
Our current executive compensation program consists of the following primary components:

•	base salary;

•	variable and other cash incentive awards linked to corporate objectives; and

•	periodic grants of long-term equity-based awards.
Base Salary. We seek to provide each member of our senior management with a base salary that is appropriate for his roles and responsibilities, and that provides him with a level of income stability. Our compensation committee reviews the base salaries of our executive officers annually, with significant input from our CEO, to determine whether any adjustment is warranted. In considering a base salary adjustment, our compensation committee considers our company's overall performance and the executive officer's performance, individual contribution, changes in responsibilities and prior experience. Our compensation committee may also take into account the executive officer's current salary and equity ownership and the amounts paid to other executive officers of our company.
During 2012, our compensation committee evaluated the annual base salaries of our named executive officers, the compensation committee noted that the base salaries of the named executive officers were generally at or above the reference level for the 2012 peer group, except that the CEO's salary was meaningfully below the reference level. Our compensation committee also took into account each individual's scope of responsibility, performance and other contributions and prior experience in connection with its evaluation, including, in the case of Mr. Streit, its decisions not to raise his base salary in 2011, consistent with his request. Based on its evaluation, our compensation committee adjusted the 2012 base salary of Mr. Streit to align his base salary more closely with the competitive practices of our 2012 peer group, and determined that the salaries of the other named executive officers were deemed to be competitive and serving their retention purposes.
Following its review of the base salaries for each of our named executive officers, our compensation committee approved an increase in the annual base salary of our CEO to $555,000 (an increase of 5.7%), effective July 9, 2012. This increase reflected our compensation committee's desire to provide competitive compensation and additional incentives for performance. In connection with the increase, our compensation committee noted that, following the increase, Mr. Streit would earn an annual base salary that was still meaningfully below the reference level for CEOs at companies within the 2012 peer group.
The actual base salaries paid to our named executive officers in 2012 are set forth in the “Summary Compensation Table” below.
Cash Incentive Awards.  We utilize cash bonuses to incentivize our executive officers to achieve company performance goals on an annual basis, and to reward extraordinary accomplishments. We establish bonus targets for variable cash incentive awards annually, following the end of the year, and we pay bonuses following the end of the performance period (i.e., 2012). Each executive officer's on-target bonus amount is a pre-determined amount that is intended to provide a competitive level of compensation if the executive officer achieves his performance targets. Performance targets consist of one or more company performance objectives. In general, we use performance targets to ensure that our executive compensation program aligns the interests of each of our named executive officers with those of our stockholders and that we provide our named executive officers with incentives to maximize their efforts throughout the year. Our annual variable cash incentive awards are intended to compensate our named executive officers for their contribution to achieving financial goals for the performance period contained in our company financial plan. We determine the actual bonus award for each of our named executive officers according to the level of achievement of company performance objectives. For more information about our variable cash incentive awards, see “2012 Executive Officer Incentive Bonus Plan”.
Our compensation committee may grant non-plan cash incentive awards at any time during the year to reward an executive officer who accomplishes pre-established extraordinary or nonrecurring business objectives on behalf of our company. To date, the compensation committee has granted these awards infrequently.
The actual cash incentive awards paid to our named executive officers in 2012 are set forth in the “Summary Compensation Table” below under the column captioned “Non-Equity Incentive Plan Compensation.”

2012 Executive Officer Incentive Bonus Plan. We calculated all variable cash incentive awards under our 2012 Executive Officer Incentive Bonus Plan by multiplying the individual's on-target bonus amount by the percentage of achievement of corporate objectives. Our compensation committee evaluated on-target bonus amounts with reference to the reference level of the 2012 peer group, using its subjective judgment to determine the amount of bonus sufficient to align the interests of each named executive officer with those of those of our stockholders and provide incentives to maximize their efforts throughout the year. As disclosed in the proxy statement for our 2012 annual meeting of stockholders, heading into 2012, our compensation committee planned to increase short-term cash incentives to approximate the reference level for short-term cash incentives for the comparable position at the companies within the 2012 peer group. During its evaluation of our executive compensation program, our compensation committee noted that, in each case, the then-existing on-target bonus amounts of the named executive officers were significantly below the reference level for the comparable position at companies within the 2012 peer group. For 2012, our compensation committee set individual 2012 annual on-target bonus amounts for the named executive officers ranging from 50% to 100% of their respective annual base salaries, based on its evaluation of competitive 2012 peer group pay practices and its subjective judgment taking into account the available information, including our CEO's recommendations. Our named executive officers who are responsible for revenue generation-related functions were gathered at the top of the range and the others were gathered toward the mid- to low-end of the range, reflecting our compensation philosophy to link specific cash based elements of compensation to our near term financial performance, and to increase the link the compensation to company performance where doing so would have the greatest impact on revenue generation. The on-target bonus amounts for our named executive officers for 2012 were initially set at 2011 levels and, in connection with our compensation committee's evaluation of peer group practices in the second half of 2012, were adjusted retroactive to January 1, 2012 as follows: Mr. Streit -- $555,000; Mr. Keatley -- $298,000; Mr. Sgoutas -- $375,000; Mr. Ricci -- $180,000; Mr. Goodwin -- $210,000; and Mr. Sowell -- $287,000.
For 2012, our compensation committee, in consultation with Barney & Barney, changed the design of our cash incentive compensation plan from a plan that provided for semi-annual payments (which could not exceed 100% of the applicable bonus target) based on a single performance measure to a plan that provides for annual payments based on two performance measures, with an opportunity to earn up to 150% of the on-target bonus amount. Our compensation committee believed these changes were consistent with prevailing market practices among companies within our peer group and more closely aligned with our compensation philosophy and objectives. As explained below, the actual amount of any variable cash incentive award paid to a named executive officer is determined by multiplying the on-target bonus payment by a “multiplier” (which could be more or less than 100% but could not exceed 150%) that could vary depending on the percentage of achievement of the two company performance objectives.
Our board of directors approves a financial plan for our company for each fiscal year and, in practice, that action resets our cash incentive compensation plan for that year, establishing the corporate objective(s) under the plan. For 2012, our named executive officers were eligible to earn bonuses based upon attainment of the annual goals contained in our company financial plan for:

•
profit before tax, or PBT, which is calculated by adding the amount of stock-based compensation to the amount of income before income taxes (excluding the impact of employee stock-based compensation expense and stock-based retailer incentive compensation), reflected in our consolidated statements of operations; and

•
annual revenue, which is calculated by adding the amount of stock-based retailer incentive compensation to the amount of total operating revenues reflected in our consolidated statements of operations.

PBT was originally chosen as a corporate objective under the plan because we believed it to be the best indicator of financial success and stockholder value creation for our company. In 2012, our compensation committee added an annual revenue goal because it also believes that this measure is correlated with stockholder value creation. Our compensation committee also selected these measures because improvement in these measures aligns with our overall growth strategy, we and our investors see these measures as among the most critical of our financial information, and these measures balance growth and profitability. We also believe that the focus on PBT as the corporate objective discourages inappropriate risk taking by our executives as it encourages them to take a balanced approach that focuses on corporate profitability. The company performance objectives were set at levels that were intended to reward our named executive officers for achieving results that met our expectations. We believe that, to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the objective, the performance for the performance period must be aligned with our company financial plan, and that our named executive officers should not be rewarded for company performance that did not approximate our company financial plan. Accordingly, our cash incentive compensation plan was designed to pay our named executive officers nothing if our company failed to achieve at least 90% of both company performance objectives.

For 2012, the PBT and annual revenue targets under the plan were $129.4 million (14.7% year-over-year growth) and $610.4 million (30.8% year-over-year growth), respectively, and actual results, in each case as adjusted for the items below, were $97.1 million (25.0% year-over-year decline) and $546.3 million (16.9% year-over-year growth), respectively. We determined that the “multiplier' was zero (75.0% achievement of PBT target and 89.5% achievement of annual revenue target) for 2012. Accordingly, as a result of application of the above formula, there were no earnings under the cash variable inventive awards to our named executive officers and no amounts were paid to our named executive officers under our 2012 Executive Officer Incentive Bonus Plan. Our compensation committee evaluated this outcome and, taking into account its philosophy of linking payment to company performance, determined not to award discretionary or other bonuses.
Long-Term Equity-Based Awards.  We utilize long-term equity awards, principally stock options, to ensure that our named executive officers have a continuing stake in our long-term success. Because we award our executive officers stock options with an exercise price equal to or greater than the closing price per share of our Class A common stock on the date of grant, these options will have value to our named executive officers only if the market price of our common stock increases after the date of grant. Typically, our stock options vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years. Our compensation committee believes that these features of the awards align the interests of our named executive officers with those of the stockholders because they create the incentive to build stockholder value over the long-term. In addition, equity awards improve our ability to attract and retain our executives by providing compensation that is competitive with market levels.
Our compensation committee seeks to provide equity incentive awards that are generally competitive with market practice, which it determined in 2012 by reference to the practice among companies in our 2012 peer group. We typically grant stock options to executive officers upon hiring or promotion, in connection with a significant change in responsibilities, to recognize extraordinary performance, or to achieve internal equity. At least annually, our compensation committee reviews the equity ownership of our executive officers and considers whether to make additional awards. Our compensation committee takes into account, on a subjective basis, various factors in connection with making its determination. These factors include the responsibilities, past performance and anticipated future contributions of the executive officer and the competitiveness of the executive officer's overall compensation package, as well as the executive officer's existing equity holdings, the extent to which these holdings are vested, the potential reward to the executive officer if the market value of our common stock appreciates, and the recommendations of our CEO. Beginning in 2012, our compensation committee began taking into account “burn rate” as an additional factor in making its determinations with respect to long-term equity awards. Burn rate is calculated by dividing the total number of shares granted under all of our equity incentive plans during a period by the weighted average number of shares of Class A and Class B common stock outstanding during that period, and is expressed as a percentage. In 2012, our compensation committee determined to target long-term equity award grant guideline levels for our named executive officers with reference to the reference level of the 2012 peer group, noting that Barney & Barney had determined that, in each case, the then-existing long-term incentive values for our named executive officers were significantly below the reference level for the comparable position at the companies within the 2012 peer group.
After its consideration of the factors mentioned above for each named executive officer, our compensation committee determined to award of stock options to each of our named executive officers other than our CEO. In October 2012, our compensation committee approved grants of options to purchase 75,000, 97,000, 97,000, 86,000 and 43,000 shares of our Class A common stock to Messrs. Sgoutas, Keatley, Sowell, Goodwin and Ricci, respectively, each with an exercise price of $12.75 per share, the closing price per share of our Class A common stock on the grant date. The determination of the number of shares of our Class A common stock underlying each stock option grant was made, in part, with reference to the value attributable to the reference level for the comparable position at the companies within the 2012 peer group, which suggested that a higher level of awards may have been appropriate. The levels were also designed to make executive compensation program competitive while keeping the burn rate and dilution associated with our equity compensation programs within a range our compensation committee deemed appropriate.
Each of the stock option grants described above were made under our 2010 Equity Incentive Plan. Each stock option vested and became exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date, August 3, 2013, and the remainder of the shares vesting monthly in equal installments over the next three years. Each of these stock options has a ten-year term.

Severance and Change of Control Agreements
Prior to 2012, we entered into severance arrangements with our named executive officers. These arrangements included severance pay and accelerated vesting of equity awards. These arrangements were designed to promote retention of our senior executive team. Details of each of our named executive officer's severance arrangements, including estimates of amounts payable in specified circumstances, are disclosed under “- Severance and Change of Control Agreements” below. The value of our severance arrangements for our named executive officers was not a material factor in our compensation committee's or our board of directors' determination of the level of any other element of their compensation. In connection with his termination in December 2012, we entered into a separation agreement and release with Mr. Sowell that provided for the severance payments that are disclosed under “- Severance and Change of Control Agreements” below.
We have routinely granted and will continue to grant our named executive officers stock options under our equity incentive plans. As further described in “- Severance and Change of Control Agreements” below, some of the option agreements for our executive officers provide for acceleration of vesting of the awards for up to 100% of the unvested shares in the event of a change of control.
Other Executive Benefits and Perquisites
During 2012, we provided the following benefits to our executive officers on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan with matching contributions.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
In addition to the foregoing, we reimburse Mr. Streit's cost of insurance premiums under our healthcare plans, continuing the benefit we provided him under his employment agreement, which expired in January 2004.
Under the terms of his offer letter, prior to his separation from our company in December 2012, we provided Mr. Sowell with a housing and travel allowance of up to $4,000 per month. We believed that this personal benefit was necessary to attract and retain Mr. Sowell, who resides in Texas and was not willing to relocate to Southern California on a full-time basis.
Other Compensation Practices and Policies
Tax Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer and each of our other named executive officers (other than its chief financial officer), unless compensation is performance-based. Prior to the time we became a publicly-held company, our board of directors had not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our 2010 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered officers in connection with the exercise of stock option grants made under the plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Although our compensation committee generally seeks to structure compensation payable to covered officers to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy that all compensation payable to covered officers must be deductible on our federal income tax returns. In addition, our compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because a number of requirements must be satisfied in order for the compensation to qualify, and uncertainties as to the application and interpretation surrounding this section currently exist.
Policy Regarding the Timing of Equity Awards.  We have no program, plan or practice pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information. We do not, as of yet, have any plans to implement such a program, plan or practice.
Policy Regarding Restatements.  We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our board of directors or our compensation committee would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or adjustment.
Compensation Committee Report
The information contained in the following report of Green Dot's compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2012.
Submitted by the Compensation Committee
William H. Ott, Jr., Chair
Kenneth C. Aldrich
Timothy R. Greenleaf
Michael J. Moritz
Compensation Committee Interlocks and Insider Participation
In 2012, the members of our compensation committee were Kenneth C. Aldrich, Michael J. Moritz and William H. Ott, Jr. for the entire year, Virginia L. Hanna from January to May 2012, and Timothy R. Greenleaf since May 2012. None of the members of our compensation committee in 2012 was at any time during 2012 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and, except for Mr. Moritz, none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. See “Transactions with Related Parties, Founders and Control Persons” for information about transactions involving Mr. Moritz or the venture funds with which he is affiliated. None of Green Dot's executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2012.

Executive Compensation Tables
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving as such at December 31, 2012 for all services rendered in all capacities to us and our subsidiaries during 2012, 2011, and 2010 and two additional individuals for whom disclosure would have been required had he continued serving as an executive officer through December 31, 2012. We refer to these five executive officers as our named executive officers.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)(6)
Stephen W. Streit (1)	2012	538,846	—	—	—	—	2,092	(7)	540,938
President and Chief Executive Officer	2011	525,000	—	—	1,047,491	160,150	1,840		1,734,481
	2010	525,000	—	—	—	125,000	2,119		652,119

John L. Keatley	2012	425,000	—	—	559,117	—	8,153		992,270
Chief Financial Officer	2011	425,000	—	—	334,306	129,050	8,053		896,409
	2010	425,000	—	—	—	100,000	8,250		533,250

Konstantinos Sgoutas*	2012	371,772	—	—	2,441,050	—	14,824		2,827,646
Chief Revenue Officer

John C. Ricci	2012	360,000	—	—	247,856	—	8,250		616,106
General Counsel	2011	357,346	—	—	200,583	115,973	8,250		682,152
	2010	350,000	—	—	—	100,000	3,346		453,346

Lewis B. Goodwin	2012	300,000	—	—	495,712	—	9,000		804,712
Chief Executive Officer, Green Dot Bank

William D. Sowell†	2012	410,000	—	—	559,117	—	473,850	(8)	1,442,967
Former Chief Operating Officer	2011	376,827	—	—	2,674,446	120,920	67,446		3,239,639
	2010	285,000	—	—	—	114,000	75,314		474,314

Mark T. Troughton††	2012	73,077	—	—	—	—	395,833	(9)	468,910
Former President, Cards and Network	2011	475,000	—	—	534,889	138,350	5,004		1,153,243
	2010	475,000	—	—	—	100,000	7,676		582,676
_____________

†	Mr. Sowell ceased serving as an executive officer on November 16, 2012 but continued to receive compensation through December 28, 2012

††	Mr. Troughton ceased serving as an executive officer on January 10, 2012 but continued to receive compensation through 2012.

*	Mr. Sgoutas became an executive officer in January 2012.

(1)	Effective July 2012, Mr. Streit's annual base salary was increased to $555,000.

(2)
The amount in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of a stock award during the applicable period, as discussed in note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2012. The grant date fair value is calculated using the estimated fair value of our common stock, as determined by our board of directors on the date of the award.

(3)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable period. For information on the valuation assumptions with respect to stock option grants, refer to note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2012. There can be no assurance that these grant date fair values will ever be realized by the named executive officers.

(4)
The amounts in this column represent total performance-based bonuses under our 2012 and 2011 Executive Officer Incentive Bonus Plan and 2010 Management Cash Incentive Compensation Plans earned for services rendered in the applicable period. See the “Grants of Plan-Based Awards - 2012” table below for information on awards made under our 2012 Executive Officer Incentive Bonus Plan.

(5)	The amounts in this column generally (see footnote 7, 8 and 9) reflect company contributions to the named executed officer's 401(k) or other retirement plan.

(6)	The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.

(7)	Represents a health insurance premium paid by us in the applicable period on behalf of Mr. Streit. No matching contributions were made to a 401(k) held by Mr. Streit.

(8)
Mr. Sowell received a lump sum payment of $410,000 in connection with his separation agreement, dated December 28, 2012; $55,193 for accrued vacation and matching contributions of $8,656 made to a 401(k) held by Mr. Sowell. Mr. Sowell was also eligible to continue his group health plan coverage at his own expense through COBRA.

(9)
Mr. Troughton received a monthly cash severance payment of $39,583 from March 2012 to December 2012 in connection with his separation agreement, dated February 24, 2012. Mr. Troughton was also eligible to continue his group health plan coverage at his own expense through COBRA.

The following table provides information with regard to potential cash bonuses paid or payable for the year ended December 31, 2012 under our performance-based, non-equity incentive plan, and with regard to each stock option or stock award granted to a named executive officer during 2012.
Grants of Plan-Based Awards - 2012

					Number of Shares of Stock (#)	Number of Shares Underlying Option Awards (#)(2)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)
Name		Threshold	Target	Maximum
Steven W. Streit	(1)	277,500	555,000	832,500	—
						—	—	—
John L. Keatley	(1)	149,000	298,000	447,000	—
	10/1/2012					97,000	12.75	559,117
Konstantinos Sgoutas	(1)	187,500	375,000	562,500	—
	2/2/2012					100,000	28.46	1,326,735
	3/2/2012					45,000	32.36	682,009
	10/1/2012					75,000	12.75	432,307
John C. Ricci	(1)	90,000	180,000	270,000	—
	10/1/2012					43,000	12.75	247,856
Lewis B. Goodwin	(1)	105,000	210,000	315,000	—
	10/1/2012					86,000	12.75	495,712
William D. Sowell*	(1)	143,500	287,000	430,500	—
	10/1/2012					97,000	12.75	559,117
Mark T. Troughton**		—	—	—	—
_____________

*	Mr. Sowell ceased serving as an executive officer on November 16, 2012.

**	Mr. Troughton ceased serving as an executive officer on January 10, 2012.

(1)
Represents possible cash incentive awards under our 2012 Executive Officer Incentive Bonus Plan upon our achievement of annual profit before taxes and annual revenue objectives Actual awards are equal to the executive officers' on-target bonus payment multiplied by a percentage (which may be more or less than 100% but shall not exceed 150%) that varies depending upon achievement of the corporate objectives (i.e., PBT and annual revenue targets). Each of the corporate objectives is given equal weight, except that no bonus was payable if both corporate objectives were not achieved at a level of at least 90%. Under the terms of the plan, the actual award could have ranged from 50% of the executive officers' on-target bonuses amounts if both corporate objectives would have been achieved at the 90% level to 150% of those amounts if both corporate objectives would have been achieved at the 120% level, with the potential for an incrementally larger or smaller actual award within the range based on higher or lower levels of achievement, respectively, above or below the low- and high-end of the range, respectively. Bonuses were payable on an annual basis. The on-target bonus amounts for our named executive officers for 2012 were initially set at 2011 levels and, in connection with our compensation committee's evaluation of peer group practices in the second half of 2012, were adjusted retroactive to January 1, 2012 to the numbers reflected in the table above. See “- Compensation Discussion and Analysis” above for further discussion of these awards.

(2)
These option awards vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years. All options were granted under our 2010 Equity Incentive Plan, and contain provisions that call for accelerated vesting upon a change of control as discussed above in “- Compensation Discussion and Analysis” and below in “- Severance and Change of Control Agreements.”

(3)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable period. For information on the valuation assumptions with respect to stock option grants, refer to note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2012. There can be no assurance that these grant date fair values will ever be realized by the named executive officers.

The following table provides information regarding each unexercised stock option held by our named executive officers as of December 31, 2012.
Outstanding Equity Awards at December 31, 2012

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)			Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Steven W. Streit	536,602	—		1.55	06/07/14
	200,000	—		4.64	02/15/18
	308,333	91,667		20.01	11/12/19
	19,583	27,417		45.31	04/01/21
John L. Keatley	199,700	—		4.64	02/15/18
	180,826	—		10.75	12/11/18
	115,625	34,375		20.01	11/12/19
	6,250	8,750		45.31	04/01/21
	—	97,000		12.75	10/01/22
Konstantinos Sgoutas	434	—		1.41	08/24/15
	14,034	—		1.41	02/01/16
	846	—		4.64	02/15/18
	1,875	—		10.75	08/12/18
	4,871	4,584		20.01	11/12/19
	9,375	15,625		31.61	06/20/21
	1,583	4,750		33.55	12/01/21
	—	100,000		28.46	02/02/22
	—	75,000		12.75	10/01/22
						2,236	27,279
John C. Ricci	65,012	—		0.83	04/28/13
	129,300	—		1.41	01/19/16
	74,914	—		4.64	02/15/18
	100,000	—		10.75	12/11/18
	77,083	22,917		20.01	11/12/19
	3,750	5,250		45.31	04/01/21
	—	43,000		12.75	10/01/22
Lewis B. Goodwin	14,583	7,292		25	02/04/20
	—	86,000		12.75	10/01/22
William D. Sowell*	20,075	—		10.84	03/19/19
	58,961	—		17.19	08/03/19
	—	97,000	(3)	12.75	10/01/12
Mark T. Troughton**	3,927	—		1.41	01/19/16
	239,206	—		4.64	02/15/18
	239,206	—		4.64	02/15/18
	200,000	—		20.01	11/12/19
	200,000	—		20.01	11/12/19
	24,000	—		45.31	04/01/21
____________

*	Mr. Sowell ceased serving as an executive officer on November 16, 2012.

**	Mr. Troughton ceased serving as an executive officer on January 10, 2012.

(1)
All options vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our common stock, as determined by our board of directors, on the option's grant date. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2012 for a discussion of how we have valued our common stock.

(3)	Mr. Sowell's shares granted on October 1, 2012 were forfeited effective his last day of employment December 28, 2012.
The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our named executive officers during the year ended December 31, 2012.
Option Exercises and Stock Vested - 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	—	—	—	—
John L. Keatley	—	—	—	—
Konstantinos Sgoutas	16,000	354,931	471	9,260
John C. Ricci	—	—	—	—
Lewis B. Goodwin	—	—	—	—
William D. Sowell*	—	—	—	—
Mark T. Troughton**	—	—	—	—

*	Mr. Sowell ceased serving as an executive officer on November 16, 2012.

**
Mr. Troughton ceased serving as an executive officer on January 10, 2012. The vesting of any unvested stock options he held as of the date of the agreement was fully accelerated and the exercise period for all his stock options was extended to January 10, 2013.

Employment Agreements, Offer Letters and Arrangements
Steven W. Streit.  Mr. Streit's current annual base salary is $555,000, and his maximum bonus under our 2013 Executive Officer Incentive Bonus Plan is $555,000. Mr. Streit's employment is at will and may be terminated at any time, with or without formal cause. As discussed in “- Severance and Change of Control Agreements” below, if we terminate Mr. Streit without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
John L. Keatley.  Mr. Keatley's current annual base salary is $425,000, and his maximum bonus under our 2013 Executive Officer Incentive Bonus Plan is $298,000. Mr. Keatley's employment is at will and may be terminated at any time, with or without formal cause. As discussed in “- Severance and Change of Control Agreements” below, if we terminate Mr. Keatley without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Konstantinos Sgoutas. Mr. Sgoutas's current annual base salary is $375,000, and his maximum bonus under our 2013 Executive Officer Incentive Bonus Plan is $375,000. Mr. Sgoutas's employment is at will and may be terminated at any time, with or without formal cause.
John C. Ricci.  Mr. Ricci's current annual base salary is $360,000, and his maximum bonus under our 2013 Executive Officer Incentive Bonus Plan is $180,000. Mr Ricci's employment is at will and may be terminated at any time, with or without formal cause. As discussed in “- Severance and Change of Control Agreements” below, if we terminate Mr. Ricci without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Lewis Goodwin. Mr. Goodwin's current annual base salary is $300,000, and his maximum bonus under our 2013 Executive Officer Incentive Bonus Plan is $210,000. Mr. Goodwin's employment is at will and may be terminated at any time, with or without formal cause.
William D. Sowell. Mr. Sowell submitted his resignation as an executive officer on November 16, 2012. Effective December 28, 2012, we entered into a separation agreement with William D. Sowell to provide for the terms of his separation from and associated release of claims against the company. Under the agreement, Mr. Sowell received a lump sum payment of $410,000. Mr. Sowell will also be eligible to continue his group health plan coverage at his own expense through COBRA.

Mark T. Troughton. Mr. Troughton submitted his resignation as an executive officer on January 10, 2012. Effective February 24, 2012, we entered into a separation agreement with Mark T. Troughton to provide for the terms of his separation from and associated release of claims against the company. Under the agreement, Mr. Troughton received a monthly cash severance payment of $39,583 from March 2012 to January 2013 and was paid a bonus of $85,215 for the second half of 2011 under our 2012 Executive Officer Incentive Bonus Plan. In addition, the vesting of any unvested stock options he held as of the date of the agreement was fully accelerated and the exercise period for all his stock options was extended to January 10, 2013. In January 2013, we further extended the exercise period for all his stock options to January 10, 2014 in exchange for a corresponding extension of the term of certain of Mr. Troughton's covenants under the separation agreement. Mr. Troughton was also eligible to continue his group health plan coverage at his own expense through COBRA.
Severance and Change of Control Agreements
Severance Arrangements.  Under our severance agreements with some of our named executive officers, we have agreed, if we terminate his employment without cause (as defined in his employment or severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The following table summarizes the cash severance amount and the value of the acceleration payout each named executive officer would have been entitled to receive assuming a qualifying termination as of December 31, 2012. Acceleration values are based upon the closing price for a share of our Class A common stock of $12.20 on December 31, 2012, the last trading day of 2012, minus the exercise price.

Name	Severance Amount ($)	Accelerated Stock Options ($)
Steven W. Streit	277,500	—
John L. Keatley	212,500	—
John C. Ricci	180,000	—
Change in Control Arrangements.  Certain option agreements for the executive officers listed in the table below provide for full vesting of the unvested shares underlying the options in the event of a change in control. The following table summarizes the value of the payouts to these executive officers pursuant to these awards, assuming a qualifying change of control as of December 31, 2012. Values are based upon the closing price for a share of our Class A common stock of $12.20 on December 31, 2012, the last trading day of 2012, minus the exercise price.

Name	Accelerated Stock Options ($)
Steven W. Streit	—
John L. Keatley	—
John C. Ricci	—

EQUITY COMPENSATION PLAN INFORMATION
We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. Without stockholder approval, we issued a warrant to purchase up to 4,283,456 shares of common stock to PayPal, Inc. in connection with a commercial transaction. The following table presents information as of December 31, 2012 with respect to compensation plans under which shares of our Class A or Class B common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)		(b) (5)	(c)
Equity compensation plans approved by security holders	6,330,917	(1)(2)	15.72	2,054,488	(3)
Equity compensation plans not approved by security holders	4,283,456	(4)	23.70	—
Total	10,614,373			2,054,488
____________

(1)	Excludes purchase rights accruing under the 2010 Employee Stock Purchase Plan.

(2)
Includes options to purchase 2,368,918 shares of our Class A common stock and 3,347,158 shares of our Class B common stock and restricted stock unit awards underlying 614,841 shares of our Class A common stock

(3)
Includes 746,735 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2010 Equity Incentive Plan will increase automatically on the first day of January of each of 2011 through 2014 by a number of shares equal to 3% of the total outstanding shares our Class A and Class B common stock as of the immediately preceding December 31st. Similarly, the number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2018 by the number of shares equal to 1% of the total outstanding shares of our Class A and Class B common stock as of the immediately preceding December 31st.

(4)	Represents warrants to purchase shares of our Class B common stock.

(5)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.
PayPal Warrant
In March 2009, we entered into a commercial transaction with PayPal, Inc. As part of this transaction, we issued a warrant to purchase up to 4,283,456 shares of common stock to PayPal, with an exercise price of $23.70 per share. Of these shares, 3,426,765 shares will vest and become exercisable only upon the achievement of certain performance goals prior to the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal, and the remaining shares will vest and become exercisable only if certain additional performance goals are met prior to the same deadline. The warrant provides that it expires on the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal if none of the shares subject to the warrant have vested prior to the earlier event. Should any of the shares subject to the warrant vest, the warrant expires on the earliest of the date on which our commercial agreement with the holder is terminated, the date of a change in control of our company or March 3, 2017. This warrant is redeemable for cash if we fail to perform under our commercial agreement with PayPal. In addition, we have the right to repurchase any shares previously issued upon the exercise of the warrant if the holder fails to perform under that agreement.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2012 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” above.
Loopt Acquisition
On March 30, 2012, we acquired Loopt, Inc., a Delaware corporation (“Loopt”), a provider of mobile location-based services. The aggregate purchase price was approximately $43 million in cash, of which approximately $34 million was paid to stockholders of Loopt, Inc. in exchange for all of the issued and outstanding shares of Loopt capital stock. Funds affiliated with Sequoia Capital are significant stockholders and affiliates of both us and Loopt. Greg McAdoo, a partner with Sequoia Capital, is a member of the board of directors of Loopt. Michael Moritz, a partner with Sequoia Capital, is a member of our board of directors. Funds affiliated with Sequoia Capital held approximately 10.8 million shares of Loopt preferred stock, representing 25.4% of Loopt's total capital stock outstanding, and will receive approximately 23.8% of the merger consideration.
Employment Arrangement with Samuel Altman
Prior to his appointment to the board of directors in March 2013, we entered into an offer letter, dated March 6, 2012, with Samuel Altman in connection with our acquisition of Loopt Inc. The offer letter provides for an initial annual base salary of $150,000 and eligibility for our standard benefits and bonus programs, with a maximum bonus amount equal to 35% of his base salary. His annual base salary and maximum bonus amount were adjusted to $250,000 and 40% of his base salary, respectively, for the second half of 2012. Pursuant to his offer letter, Mr. Altman also received an option to purchase 60,000 shares of our Class A common stock under our 2010 Equity Incentive Plan at an exercise price of $26.91 per share. In October 2012, Mr. Altman received an option to purchase an additional 58,000 shares of common stock under that plan at an exercise price of $12.75 per share. Mr. Altman's employment is at will and may be terminated at any time, with or without formal cause. See “Director Compensation” above.
In addition to his offer letter, we entered into a retention agreement, dated March 8, 2012, with Mr. Altman, which provided him with a $3.23 million retention-based payment and $1.62 million performance-based payment. Pursuant to this agreement, Mr. Altman is obligated to repay a pro-rated portion of the retention-based payment, ranging from 50% to 16-2/3%, in the event he is terminated without “cause” (as such term is defined in the retention agreement) or resigns without “good reason” (as such term is defined in the retention agreement), based on his length of service between January 1, 2013 and September 30, 2013. The performance-based bonus, which related to the public launch of our GoBank product, vested and was no longer repayable by Mr. Altman as of December 31, 2012.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our audit committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director, or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our audit committee pursuant to the policy:

•	employment by us of an executive officer if

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our compensation committee approved or recommended that our board of directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our board of directors.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our audit committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures, and reported to the audit committee. The audit committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot's management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot's annual report on Form 10-K for the year ended December 31, 2012. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Green Dot's annual report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Timothy R. Greenleaf, Chair
Virginia L. Hanna
William H. Ott, Jr.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
 Green Dot's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2014 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 6, 2014 and not later than 5:00 p.m. Pacific Time on March 10, 2014. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot's bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot's 2014 annual meeting must be received by the Company not later than December 13, 2013 in order to be considered for inclusion in Green Dot's proxy materials for that meeting.
 Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2012, with the exception of the following reports that were filed late: John L. Keatley's Form 4 reporting a conversion of 50,000 shares of Class B common stock to Class A common stock on February 23, 2012, John C. Ricci's Form 4 reporting a conversion of 4,400 shares of Class B common stock to Class A common stock on May 5, 2011, Steven W. Streit's Form 4 reporting a conversion of 4,000 shares of Class B common stock to Class A common stock on May 9, 2012, and Kenneth C. Aldrich's Form 4 reporting a conversion of 267,916 shares of Class B common stock to Class A common stock on March 11, 2011. In addition, Mr. Streit failed to file a Form 4 in March 2011 to report one transaction, a Form 4 in March 2011 to report two transactions, a Form 4 in February 2012 to report two transactions, and a Form 5 for 2011 to report five transactions. The transactions requiring Form 4 filings involved conversion of shares of Class B common stock to Class A common stock, and the transactions requiring Form 5 filings involved gifts between Mr. Streit and trusts of which he is a trustee or beneficiary.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2012, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations
The Annual Report is also available at http://ir.greendot.com/, by clicking on “Annual Reports,” under “Financial Information.”
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot's Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.
Any stockholders who share the same address and currently receive multiple copies of Green Dot's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot's Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Green Dot Annual Stockholder Meeting
Courtyard Los Angeles Pasadena/Monrovia

210
134
210
MONTEREY AVE
HUNTINGTON DRIVE
5
Courtyard
Los Angeles Pasadena
Monrovia
Complimentary self parking
605
10
110
710
N
Map not to scale

Directions to the Courtyard Los Angeles Pasadena/Monrovia
700 W. Huntington Drive, Monrovia, California 91016
Tel: (626) 357-5211; (800) 927-8195
From 134 East:
Take the 134 East. Merge onto the 210 East. Take exit 33 for Huntington Drive toward Monrovia. Turn Left onto W. Huntington Drive. Hotel will be located on the right.
From 605 North:
Take the 605 North. Take exit 27B on the left to merge onto 210 West/Foothill Fwy towards Pasadena. Take exit 33 for Huntington Drive toward Arcadia. Turn left onto W. Huntington Drive. Hotel will be located on the right.
From 210 West:
Take the 210 West. Take exit 33 for Huntington Drive toward Arcadia. Turn left onto W. Huntington Drive. Hotel will be located on the right.

C123456789

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2013.

Vote by Internet

- Go to **www.envisionreports.com/GDOT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2013 Annual Meeting of Stockholders

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and a vote FOR Proposal 2.

1. The election of three Class III directors of Green Dot Corporation, each to serve for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until such director's successor has been elected and qualified or until such director's earlier resignation or removal:

	For	Withhold
01 - Steven W. Streit	☐	☐
02 - Timothy R. Greenleaf	☐	☐
03 - Michael J. Moritz	☐	☐

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Green Dot Corporation for the year ending December 31, 2013.	☐	☐	☐

+

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 1 6 0 1 5 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01MJZC

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2012 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

The undersigned hereby appoints Steven W. Streit, John L. Keatley and John C. Ricci and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock and Class B Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy, at the 2013 Annual Meeting of Stockholders of Green Dot Corporation to be held at the Courtyard Los Angeles Pasadena/Monrovia located at 700 W. Huntington Drive, Monrovia, California 91016, on May 22, 2013 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE